#4906-4410-3567 v4 NINTH SUPPLEMENTAL INDENTURE THIS NINTH SUPPLEMENTAL INDENTURE, dated as of February 1, 2026 (this “Supplemental Indenture”), is between EXELON CORPORATION, a Pennsylvania corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”). WITNESSETH WHEREAS, pursuant to the Indenture, dated as of June 11, 2015, between the Company and the Trustee as amended by the First Supplemental Indenture, dated as of June 11, 2015, the Second Supplemental Indenture, dated as of December 2, 2015, the Third Supplemental Indenture, dated as of April 7, 2016, the Fourth Supplemental Indenture, dated as of April 1, 2020, the Fifth Supplemental Indenture, dated as of March 7, 2022, the Sixth Supplemental Indenture, dated as of February 1, 2023, the Seventh Supplemental Indenture, dated as of February 27, 2024, and the Eighth Supplemental Indenture, dated as of February 1, 2025 (the “Base Indenture” and, together with and as supplemented by this Supplemental Indenture, the “Indenture”), the Company may from time to time issue and sell Securities (as defined in the Base Indenture) in one or more series and, pursuant to Section 2.3 of the Base Indenture, the Company may establish the form or terms of Securities of any series issued thereunder through one or more supplemental indentures pursuant to Section 2.4 of the Base Indenture; WHEREAS, the Company desires by this Supplemental Indenture to create and authorize one new series of Securities entitled as follows: “4.950% Notes due 2036” (the “Notes”), limited initially to $775,000,000 in aggregate principal amount, and to provide the terms and conditions of the Notes and upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture; WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the Notes, as a series of Securities under the Base Indenture and to provide for, among other things, the issuance and form of Notes and the terms, provisions and conditions thereof; WHEREAS, the Notes are one series of Securities and are being issued under the Base Indenture and are subject to the terms contained therein and herein; WHEREAS, the Notes are to be substantially in the form attached hereto as Exhibit A; and WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by or on behalf of the Trustee as provided in the Base Indenture and this Supplemental Indenture, the valid, binding and legal obligations of the Company, and to make this Supplemental Indenture a legal, binding and enforceable agreement, have been done and performed. NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes are executed, registered, authenticated, issued and delivered, and in consideration of the foregoing premises and the purchase of such Notes by the Holders thereof, the Company and the Trustee

2 mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Notes, as follows: Section 1. Definitions. For all purposes of this Supplemental Indenture, the following terms will have the respective meanings set forth in this Section 1. Terms used in this Supplemental Indenture and not defined herein shall have the respective meanings given such terms in the Base Indenture. (a) “Definitive Notes” means certificated Notes. (b) “DTC” means The Depository Trust Company, a New York corporation. (c) “Electronic Means” shall mean the following communications methods: e- mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. (d) “Electronic Signature” means any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com). (e) “Registrar” means the office or agency with respect to the Notes, where the Notes may be presented for registration of transfer or exchange. Section 2. Creation and Authorization of Series. (a) There is hereby created and authorized the following new series of Securities to be offered and issued under the Base Indenture, to be designated as the: (i) “4.950% Notes due 2036”. (b) The Notes shall be limited initially to $775,000,000 in aggregate principal amount. Notwithstanding the foregoing initial aggregate principal amounts, the Company may, from time to time and without consent of any Holders of the Notes, re-open this series of Notes on terms identical in all respects to the outstanding Notes (except for the date of issuance, the date interest begins to accrue and, in certain circumstances, the first interest payment date), so that such additional notes shall be consolidated with, form a single series with and increase the aggregate principal amount of the Notes of such series; provided, that the additional notes shall have a separate CUSIP number unless: (i) the additional notes and the outstanding Notes of the original series are treated as part of the same “issue” of debt instruments for U.S. federal income tax purposes, (ii) the additional notes are issued pursuant to a “qualified reopening” of the outstanding Notes of the original series for U.S. federal income tax purposes or (iii) the additional notes are, and the outstanding Notes were, issued without or with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. Such additional notes shall have the same terms as to ranking, redemption, guarantees, waivers, amendments or otherwise, as the Notes, and will vote together as one class on all matters with respect to the Notes.

3 (c) The form of security for the Notes is Exhibit A. (d) The date on which the principal is payable on the Notes, unless accelerated pursuant to the terms of the Indenture, shall be as provided in the applicable form of security attached hereto as Exhibit A. (e) The Notes shall bear interest as provided in the form of security attached hereto as Exhibit A. The Interest Payment Dates, and the Regular Record Dates for the determination of Holders of the Notes to whom such interest is payable shall be as provided in the form of security attached hereto as Exhibit A. (f) The Notes will be the Company’s direct unsecured general obligations and will rank equally with all of its existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of its existing and future subordinated debt and will be junior to any of its future secured debt to the extent of the value of the collateral securing such secured debt. (g) The Notes will be issued only in fully registered form, without coupons, in denominations provided herein and in the form of security attached hereto as Exhibit A. (h) The Notes shall be subject to the Events of Default provided in Section 5.1 of the Base Indenture. For purposes of the Notes (but not other Securities, unless provided by the terms thereof), an “Event of Default” shall also include: the Company’s failure to pay principal at maturity or acceleration following a default in an aggregate amount of $100 million or more with respect to any Indebtedness (as defined below) of the Company (not including Indebtedness of the Company’s Subsidiaries), or the acceleration of any of the Company’s Indebtedness in an aggregate amount of $100 million or more, which default is not cured, waived or postponed pursuant to an agreement with the holders of the Indebtedness within 30 days after written notice, or the acceleration is not rescinded or annulled within 30 days after written notice. As used above, “Indebtedness” means all obligations for borrowed money. (i) The discharge, defeasance and covenant defeasance provisions that will apply to the Notes shall be as provided in the Base Indenture. (j) The Notes shall be issued in the form of one or more Registered Global Securities substantially in the form of security attached hereto as Exhibit A. The Company initially appoints The Depository Trust Company to act as Depository with respect to the Notes. Additional provisions applicable to the Notes issued in the form of a Registered Global Security are set forth in the form of security attached hereto as Exhibit A. (k) The Notes shall be issuable only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

4 (l) The Trustee will initially act as the Paying Agent with respect to the Notes. The office of the Paying Agent will be located at 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606. (m) Notwithstanding Sections 2.5 and 2.6 of the Base Indenture, the Notes of may be executed by the Company and authenticated by the Trustee by manual signature or Electronic Signature. (n) Except as otherwise set forth herein and in the Notes, the terms of the Notes shall be as set forth in the Base Indenture, including those made part of the Base Indenture by reference to the Trust Indenture Act. Section 3. Reserved. Section 4. Optional Redemption. The Company shall have the right to redeem the Notes, in whole or in part, at its option, as follows: the Notes may be redeemed at any time prior to December 15, 2035 (the “Par Call Date”), upon at least 10 days’ but no more than 60 days’ notice, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed, and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the redemption date) to the Par Call Date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, less (b) interest accrued to the redemption date; plus, in each case, accrued and unpaid interest on the principal amount being redeemed to but excluding the date of redemption. On or after the Par Call Date, the Company shall have the right to redeem the Notes, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption. “Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs. The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant

5 maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi- annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of the principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. In the case of a partial redemption, selection of Definitive Notes for redemption will be made by lot by the Trustee. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Notes are to be redeemed in part only, the notice of redemption that relates to such Notes will state the portion of the principal amount of the Notes to be redeemed. A new Definitive Note in a principal amount equal to the unredeemed portion of a Definitive Note will be issued in the name of the Holder of such Definitive Note upon surrender for cancellation of the original Definitive Note. For so long as the Notes are held by DTC (or another Depository), the redemption of the Notes shall be done in accordance with the policies and procedures of the Depository. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

6 Any optional redemption may be conditioned upon the consummation of one or more other transactions, including any debt or equity issuance by the Company or any of its parent companies or Subsidiaries. The Trustee shall not have responsibility for calculating any redemption price. Redemption of the Notes of one series may be made without the redemption of the Notes of any other series. Section 5. Effect of Supplemental Indenture. This Supplemental Indenture is a supplemental indenture within the meaning of the Base Indenture. The provisions of this Supplemental Indenture are intended to supplement those of the Base Indenture as in effect immediately prior to the execution and delivery hereof. The Base Indenture shall remain in full force and effect except to the extent that the provisions of the Base Indenture are expressly modified by the terms of this Supplemental Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Base Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Notwithstanding any other provision of the Base Indenture or this Supplemental Indenture to the contrary, to the extent any provisions of this Supplemental Indenture or any Note issued hereunder shall conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture (including the terms and conditions of the Notes set forth in Section 2 hereof) shall govern. Section 6. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction shall be mandatorily applicable. Section 7. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY. Section 8. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of the Indenture or the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Supplemental Indenture other than its certificate of authentication. Section 9. Amendments and Supplements. Except as provided below, this Supplemental Indenture and the terms of the Notes shall be modified only as provided in Article VIII of the Base Indenture.

7 Section 10. Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act § 318(c), the imposed duties shall control. Section 11. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by Electronic Signature, or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The exchange of copies of this Supplemental Indenture and of signature pages by Electronic Signature, or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Section 12. Notice to Trustee. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Supplemental Indenture and the Notes and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. Notwithstanding any other provision of this Supplemental Indenture or the Notes, where this Supplemental Indenture or the Notes provide for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Registered

8 Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with accepted practices at the Depository. The last paragraph of Section 10.4 of the Base Indenture shall not apply with respect to this Supplemental Indenture and the Notes, and any reference in the Base Indenture to such Section shall, for purposes of this Supplemental Indenture and the Notes, be deemed to refer instead to Section 10.4 of the Base Indenture as amended by this Section 12. [The remainder of this page is left blank intentionally]

[Signature page to Ninth Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written. EXELON CORPORATION By: /s/ Kabral Tesfamicael Name: Kabral Tesfamicael Title: Vice President and Treasurer

[Signature page to Ninth Supplemental Indenture] THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: /s/ Ann Dolezal Name: Ann M. Dolezal Title: Authorized Signatory

Exhibit A [Face of Security] [THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR A NOMINEE OF THE DEPOSITORY, WHICH SHALL BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), AND ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS REGISTERED GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.]1 EXELON CORPORATION Certificate No. [●] $[ ] 4.950% NOTES DUE 2036 CUSIP No. 30161NBV2 ISIN No. US30161NBV29 Exelon Corporation, a Pennsylvania corporation (the “Company”), for value received, hereby promises to pay to [CEDE & CO.]2, as nominee for The Depository Trust Company, or its registered assigns, the principal sum of [ Million] Dollars ($[ ]) [or such greater or lesser amount as is indicated on the Schedule of Adjustments attached hereto]3 on March 15, 1 Insert in Global Notes only. 2 Insert in Global Notes only. 3 Insert in Global Notes only.

2036, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for. Interest Payment Dates: March 15 and September 15 of each year, with the first payment to be made on September 15, 2026. Regular Record Dates: The record date for each Interest Payment Date in respect of the Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date. The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

[Signature page to 2036 Note] IN WITNESS WHEREOF, EXELON CORPORATION has caused this instrument to be duly signed. EXELON CORPORATION By: Name: Title:

[Signature page to 2036 Note] TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. The Bank of New York Mellon Trust Company, N.A., as Trustee By: _________________________________ Authorized Signatory Dated: February 20, 2026

[Reverse of Security] EXELON CORPORATION 4.950% NOTES DUE 2036 1. Interest. Exelon Corporation, a Pennsylvania corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest, payable semi-annually in arrears, on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, with the first payment to be made on September 15, 2026. Interest on the Securities shall accrue from and include the date that the Securities are issued to and excluding the date of maturity or redemption. Interest shall be computed on the basis of a 360-day year of twelve 30- day months. 2. Maturity. The Securities will mature on March 15, 2036 (the “Maturity Date”). 3. Method of Payment. Except as provided in the Indenture (as defined below), the Company shall pay interest on the Securities on the applicable Interest Payment Dates, as set forth on the face of this security, to the persons who are Holders of record of Securities at the close of business on the immediately preceding Regular Record Date, as set forth on the face of this Security. Holders must surrender Securities to a Paying Agent to collect the principal amount. The Company shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid by wire transfer of immediately available funds to the account designated by the Depository for the Securities or its nominee. 4. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), shall act as Paying Agent. The Company initially appoints the Trustee as the Registrar. The Company may change any Paying Agent or Registrar without prior notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity. 5. Indenture. The Company issued the Securities under the Indenture, dated as of June 11, 2015 as amended by the First Supplemental Indenture, dated as of June 11, 2015, the Second Supplemental Indenture, dated as of December 2, 2015, the Third Supplemental Indenture, dated as of April 7, 2016, the Fourth Supplemental Indenture, dated as of April 1, 2020, the Fifth Supplemental Indenture, dated as of March 7, 2022, the Sixth Supplemental Indenture, dated as of February 1, 2023, the Seventh Supplemental Indenture, dated as of February 27, 2024, and the Eighth Supplemental Indenture, dated as of February 1, 2025 (the “Base Indenture”), among the Company and the Trustee, as supplemented by the Ninth Supplemental Indenture, dated as of February 1, 2026 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, as supplemented, the “Indenture”), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended and in effect from time to time (the “Trust Indenture Act”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue additional Securities of the same series under the Indenture. All Securities of the same series, including any such additional Securities, shall be treated as a single class of securities under the Indenture. Terms used herein without definition and that are defined in the Indenture have the meanings assigned to them in the Indenture. 6. Redemption. The Securities may be redeemed at the option of the Company as set forth in Section 4 of the Ninth Supplemental Indenture. 7. Denominations, Transfer, Exchange. The Securities are in registered form in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof. The provisions of Section 2.8 of the Base Indenture (Registration, Transfer and Exchange) shall apply to the Securities. 8. Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of such Security for all purposes. 9. Amendments, Supplements and Waivers. The Indenture and the Securities may be amended or supplemented as provided in the Indenture. 10. Defaults and Remedies. If an Event of Default with respect to the Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that no Holder of any Security of any series may enforce any remedy with respect to such series under the Indenture unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default, (b) the Holders of not less than 33% in aggregate principal amount of the Securities of such series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding, and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9 of the Base Indenture; provided, however, that such provision shall not prevent the Holder hereof from enforcing payment of the principal of or interest on this Security. 11. Discharge and Defeasance. The Indenture contains provisions for discharge and for the defeasance of the entire indebtedness of this Security and certain restrictive covenants upon compliance by the Company with certain conditions set forth therein. 12. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not the Trustee.

13. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. 14. Authentication. This Security shall not be valid until authenticated by the manual signature or Electronic Signature of the Trustee or an authenticating agent in accordance with the Indenture. 15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act). 16. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and the Trustee and the Company may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. 17. Governing Law. This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction shall be mandatorily applicable. 18. Waiver of Jury Trial. EACH OF THE COMPANY, EACH HOLDER, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY, THE INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY. THE COMPANY SHALL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE BASE INDENTURE OR ANY RELEVANT SUPPLEMENTAL INDENTURE. REQUESTS MAY BE MADE TO THE REGISTERED OFFICE OF THE COMPANY.

SCHEDULE A [SCHEDULE OF ADJUSTMENTS]4 Date Adjustment Made Principal Amount Increase Principal Amount Decrease Principal Amount Following Adjustment Notification Made on Behalf of the Trustee 4 Insert in Global Notes only.